EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

by and between

SKYLINE MEDICAL INC.

and

HELOMICS HOLDING CORPORATION

Dated as of January 11, 2018

TABLE OF CONTENTS

Article 1. DESCRIPTION OF TRANSACTION	1
1.1 Skyline Medical Common Stock Issuance	1
1.2 Company Preferred Stock Issuance	1
1.3 Closing	1
1.4 Delivery of Securities; Closing Deliverables	1
1.5 Securities Law Legends	2
1.6 Further Action	2
Article 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY	2
2.1 Subsidiaries; Due Organization	3
2.2 Authority; Binding Nature of Agreement	3
2.3 Capitalization	3
2.4 Financial Statements; Internal Controls	4
2.5 Absence of Undisclosed Liabilities	5
2.6 Absence of Changes	5
2.7 Title to Assets	5
2.8 Loans	6
2.9 [Reserved.]	6
2.10 Intellectual Property	6
2.11 Contracts and Commitments; No Default	6
2.12 ; Affiliate Transactions.	7
2.13 Compliance with Legal Requirements	8
2.14 Governmental Authorizations	8
2.15 Tax Matters	9
2.16 Employee and Labor Matters; Benefit Plans	9
2.17 Environmental Matters	9
2.18 Insurance	9
2.19 Legal Proceedings; Orders	10
2.20 No Vote Required	10
2.21 Non-Contravention; Consents	10
2.22 No Financial Advisor	11
2.23 Disclosure	11
Article 3. REPRESENTATIONS AND WARRANTIES OF SKYLINE MEDICAL	11
3.1 Subsidiaries; Due Organization	11
3.2 Authority; Binding Nature of Agreement	11
3.3 Capitalization	12
3.4 SEC Filings; Financial Statements; Internal Controls	12
3.5 Absence of Undisclosed Liabilities	14
3.6 Absence of Changes	14
3.7 Title to Assets	14
3.8 Loans	15
3.9 [Reserved.]	15
3.10 Intellectual Property	15
3.11 Contracts and Commitments; No Default	15
3.12 Compliance with Legal Requirements	16
3.13 Governmental Authorizations	16
3.14 Tax Matters	17
3.15 Employee and Labor Matters; Benefit Plans	18
3.16 Environmental Matters	18

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3.17 Insurance	18
3.18 Legal Proceedings; Orders	18
3.19 No Vote Required	19
3.20 Non-Contravention; Consents	19
3.21 No Financial Advisor	19
3.22 Disclosure	19
Article 4. ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES	20
4.1 Voting of Skyline Medical Common Stock Held in Escrow	20
4.2 Transfer or Resale of Skyline Medical Common Stock Held in Escrow	20
4.3 Transfer or Resale of Skyline Medical Common Stock after Released from Escrow	20
4.4 Company Note	21
4.5 Company Board Seat	21
4.6 Skyline Medical Consent Rights	21
Article 5. MISCELLANEOUS PROVISIONS	21
5.1 Termination	21
5.2 Survival	21
5.3 Amendment	21
5.4 Waiver	22
5.5 Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery	22
5.6 Applicable Law; Jurisdiction; Specific Performance; Remedies	22
5.7 Assignability; No Third Party Rights	22
5.8 Notices	23
5.9 Severability	23
5.10 Construction	23

EXHIBITS

Exhibit A	—	Certain Definitions
Exhibit B	—	Escrow Agreement
Exhibit C	—	Certificate of Designation—Company Series A Preferred Stock

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SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of January 11, 2018 (the “Effective Date”), by and between Skyline Medical Inc., a Delaware corporation (“Skyline Medical”) and Helomics Holding Corporation, a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A.       Skyline Medical and the Company desire to effect a share exchange (the “Share Exchange”) pursuant to which (1) Skyline Medical will issue to the Company a specified number of shares its Common Stock, par value $0.01 par value per share, to be held in escrow subject to release as provided in this Agreement, and (2) the Company will issue to Skyline Medical or its subsidiary a specified number of shares of its Series A Preferred Stock.

B.       The Boards of Directors of Skyline Medical and the Company have each declared that it is in the best interests of their respective stockholders that they enter into this Agreement and consummate the Share Exchange and the other Contemplated Transactions.

AGREEMENT

The parties to this Agreement, intending to be legally bound, hereby agree as follows:

Article 1.
DESCRIPTION OF TRANSACTION

1.1              Skyline Medical Common Stock Issuance. In consideration of the Company’s issuance of Company Preferred Stock pursuant to the terms set forth in this Agreement, Skyline Medical shall issue to the Company an aggregate of 1,100,000 shares of its Common Stock, $0.01 par value per share (the “Skyline Medical Common Stock”); provided that the Skyline Medical Common Stock shall be deposited into an Escrow Account to be maintained by Corporate Stock Transfer, Inc. or any other escrow agent selected by Skyline Medical (the “Escrow Agent”) pursuant to the terms of an Escrow Agreement in substantially the form attached hereto as Exhibit B by and among Skyline Medical, the Company and the Escrow Agent to be executed within 10 days after the Effective Date (the “Escrow Agreement”). The Escrow Agreement shall provide, among other things, that the Skyline Medical Common Stock shall be released by Escrow Agent, as soon as reasonably practicable after the Company’s revenues in any 12-month period reaches $8,000,000.00.

1.2              Company Preferred Stock Issuance. In consideration of Skyline Medical’s issuance of the Skyline Medical Common Stock pursuant to the terms set forth in this Agreement, the Company shall issue to Skyline Medical an aggregate of 2,500,000 shares of its Series A Preferred Stock (the “Company Preferred Stock”). The form of Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock of the Company is attached hereto as Exhibit C.

1.3              Closing; Condition. The closing (the “Closing”) of the issuance of the Skyline Medical Common Stock and the Company Preferred Stock as contemplated by this Agreement shall occur at the offices of Maslon LLP, outside counsel to Skyline Medical on January 11, 2017 (the “Closing Date”) at 10:00 a.m., Central time or such other date and time as agreed to between Skyline Medical and the Company. It shall be a condition to closing that the Skyline Medical Common Stock be listed on the Nasdaq Capital Market.

1.4              Delivery of Securities; Closing Deliverables. On the Closing Date:

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(a)                Skyline Medical shall issue to the Company the Skyline Medical Common Stock and deliver the Skyline Medical Common Stock to the Escrow Agent;

(b)               Each of Skyline Medical and the Company shall deliver an executed copy of the Escrow Agreement; and

(c)                The Company shall Issue to Skyline Medical the Company Preferred Stock. The Company may direct that the Company Preferred Stock be issued to any subsidiary of the Company designated by the Company.

1.5              Securities Law Legends. The Skyline Medical Common Stock issued in the Share Exchange will not be transferable except (i) pursuant to an effective registration statement under the Securities Act or (ii) upon receipt by Skyline Medical of a written opinion of counsel for the holder reasonably satisfactory to Skyline Medical to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and relevant state securities Legal Requirements. Restrictive legends shall be placed on all certificates (if any) or book entries of the Skyline Medical’s transfer agent, representing shares of Skyline Medical Common Stock issued in the Share Exchange, substantially as follows:

NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS (SUCH FEDERAL AND STATE LAWS, THE “SECURITIES LAWS”) OR (B) IF THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE SECURITIES LAWS.

Except as otherwise provided by applicable Legal Requirements, the failure of any stock certificate representing Skyline Medical Common Stock to contain a legend in substantially the form set forth above shall not affect the enforceability of restrictions set forth in this Section 1.5.

1.6              Further Action. If, at any time after the Closing Date, any further action is determined by Skyline Medical or the Company to be necessary or desirable to carry out the purposes of this Agreement or to, Skyline Medical and the Company agree to take such action.

Article 2.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Skyline Medical as follows (it being understood that each representation and warranty contained in this Article 2 is subject to the exceptions and disclosures set forth in the part or subpart of the Company Disclosure Schedule corresponding to the particular Section or subsection in this Article 2 in which such representation and warranty appears, or corresponding to any other Section or subsection in this Article 2 to which it is reasonably apparent that such exception or disclosure would relate):

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2.1              Subsidiaries; Due Organization.

(a)                Part 2.1(a) of the Company Disclosure Schedule identifies each Subsidiary of the Company and indicates its jurisdiction of organization. Neither the Company nor any of the Subsidiaries identified in Part 2.1(a) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a) of the Company Disclosure Schedule. No Subsidiary of the Company has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.

(b)               Each of the Company Entities is a corporation (or other Entity) duly organized, validly existing and in good standing (or equivalent status) under the Legal Requirements of the jurisdiction of its incorporation or formation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

(c)                Each of the Company Entities (in jurisdictions that recognize the following concepts) is qualified to do business as a foreign corporation or other foreign Entity, and is in good standing, under the Legal Requirements of all jurisdictions where the nature of its business requires such qualification, except for jurisdictions in which the failure to be so qualified, individually or in the aggregate, would not have a Company Material Adverse Effect.

2.2              Authority; Binding Nature of Agreement. The Company has the corporate right, power and authority to enter into and to perform its obligations under this Agreement. The Company Board (at a meeting duly called and held) has unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and approved the Share Exchange in the manner required by applicable Legal Requirements. The Company Board has unanimously determined that the Share Exchange is advisable and fair to, and in the best interests of the Company and its stockholders. Assuming the due authorization, execution and delivery of this Agreement by Skyline Medical, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) Legal Requirements of general application relating to bankruptcy, insolvency, the relief of debtors and creditors’ rights generally; and (ii) Legal Requirements governing specific performance, injunctive relief and other equitable remedies.

2.3              Capitalization.

(a)                As of the date of this Agreement, the authorized and issued shares of capital stock of the Company are as set forth in Part 2.3(a) of the Company Disclosure Schedules. All of the outstanding shares of Company Stock have been duly authorized and validly issued, are fully paid and non-assessable. None of the Company Entities (other than the Company) holds any shares of Company Stock or any rights to acquire shares of Company Stock. None of the outstanding shares of Company Stock is entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right or any right of first refusal in favor of the Company. Except as set forth on Part 2.3(a) of the Company Disclosure Schedules, there is no Material Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Company Stock or any securities of any of the Company Entities. None of the Company Entities is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Stock or other securities.

(b)               As of the date of this Agreement, the aggregate shares of Company Common Stock subject to issuance pursuant to Company Options are as set forth in Part 2.3(b) of the Company Disclosure Schedule as of the date of this Agreement. No grants of any Company Equity Award involved any “back dating” or similar practices with respect to the effective date of grant (whether intentionally or otherwise).

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(c)                As of the date of this Agreement, the aggregate shares of Company Common Stock subject to issuance pursuant to Company Warrants are as set forth in Part 2.3(c) of the Company Disclosure Schedule as of the date of this Agreement. As of the date of this Agreement, the aggregate shares of Company Common Stock subject to issuance pursuant to conversion of any convertible securities are as set forth in Part 2.3(c) of the Company Disclosure Schedule as of the date of this Agreement. Other than the Company Warrants or convertible securities as set forth in Part 2.3(c) of the Company Disclosure Schedule, and except as set forth in Sections 2.3(a) or 2.3(b) above, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Company Entities to which any of the Company Entities is party or by which it is bound; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Company Entities; (iii) outstanding or authorized stock appreciation rights, phantom stock, profit participation or similar rights or equity-based awards with respect to any of the Company Entities; or (iv) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which any of the Company Entities is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

(d)               All outstanding shares of Company Common Stock, and all options and other securities of the Company Entities, have been issued and granted in compliance in all material respects with: (i) all applicable securities laws and other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts.

(e)                Except as set forth on Part 2.3(e) of the Company Disclosure Schedules, all of the outstanding shares of capital stock or other securities of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and free of preemptive rights and are held by the Company or a wholly owned Subsidiary of the Company. All of the outstanding shares and all other securities of each of the Company’s Subsidiaries are owned beneficially and of record by the Company free and clear of any Encumbrances (other than restrictions on transfer imposed by applicable securities laws).

2.4              Financial Statements; Internal Controls.

(a)                The Company has delivered to Skyline Medical accurate and complete copies of the unaudited consolidated financial statements, including balance sheets and income statements, of the Company for the years ended June 30, 2017 and June 30, 2016 and for the period from July 1, 2017 through September 30, 2017 (collectively, the “Company Financial Statements”) (the September 30, 2017 balance sheet being referred to as the “Company Latest Balance Sheet”).

(b)               The Company Financial Statements (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered except (1) as may be indicated in such Company Financial Statements, (2) that such financial statements do not contain footnotes, and (3) that the interim Company Financial Statements are subject to normal and recurring year-end adjustments, none of which are material; and (ii) fairly present, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby.

(c)                The Company maintains a system of internal controls designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. To the Knowledge of the Company, since July 1, 2015, until the date hereof, neither the Company nor any of its Subsidiaries nor the Company’s independent registered accountant has identified or been made aware of: (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Company Entities; (B) any illegal act or fraud, whether or not material, that involves the Company’s management or other employees; or (C) any claim or allegation regarding any of the foregoing.

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(d)               The Company’s auditor has at all times since its engagement by the Company been, to the Knowledge of the Company: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. The Company’s auditor has not provided any non-audit services for the Company Entities that would be required to be approved in accordance with Section 201 of the Sarbanes-Oxley Act if such Act applied to the Company.

2.5              Absence of Undisclosed Liabilities. The Company does not have any material liabilities or obligations or claims of any kind whatsoever, whether secured or unsecured, accrued or unaccrued, fixed or contingent, matured or unmatured, known or unknown, direct or indirect, contingent or otherwise and whether due or to become due (referred to herein individually as a “Liability” and collectively as “Liabilities”), other than: (a) Liabilities that are fully reflected or reserved for in the Company Latest Balance Sheet or not required to be reflected thereon pursuant to GAAP; (b) Liabilities incurred by the Company in the ordinary course of business after the date of the Company Latest Balance Sheet and consistent with past practice; or (c) Liabilities for executory obligations to be performed after the Closing under the Material Company Contracts.

2.6              Absence of Changes. Except as set forth in Part 2.6 of the Company Disclosure Schedule, since the date of the Company Latest Balance Sheet, the Company has owned and operated its assets, properties and business in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, subject to the aforesaid exceptions:

(a)                there has not been any Company Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Company Material Adverse Effect; and

(b)               there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the material assets of any of the Company Entities (whether or not covered by insurance).

2.7              Title to Assets. The Company Entities own, and have good and valid title to, all material assets purported to be owned by them, including: (a) all assets reflected on the Company Latest Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Company Latest Balance Sheet); and (b) all other material assets reflected in the books and records of the Company Entities as being owned by the Company Entities. All of said assets are owned by the Company Entities free and clear of any Encumbrances, except for: (i) any Encumbrance for current Taxes not yet due and payable, or being contested in good faith by appropriate Legal Proceeding and for which reserves have been established in accordance with GAAP; and (ii) minor Encumbrances (including zoning restrictions, survey exceptions, easements, rights of way, licenses, rights, appurtenances and similar Encumbrances) that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Company Entities; (collectively, the “Company Permitted Encumbrances”). The Company Entities are the lessees of, and hold valid leasehold interests in, all assets purported to have been leased by them, including: (A) all assets reflected as leased on the Company Latest Balance Sheet; and (B) all other assets reflected in the books and records of the Company Entities as being leased to the Company Entities, and the Company Entities enjoy undisturbed possession of such leased assets, subject to the Company Permitted Encumbrances.

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2.8              Loans. Part 2.8 of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all outstanding loans and advances made by any of the Company Entities to any Company Associate, other than routine travel and business expense advances made to directors or officers or other employees in the ordinary course of business.

2.9              [Reserved.]

2.10          Intellectual Property. The Company owns or possesses adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor necessary to conduct its businesses as now conducted and as presently proposed to be conducted (“Intellectual Property Rights”). None of the Company’s Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement, which could reasonably be expected to result in a Material Adverse Effect. The Company has no knowledge of any material infringement by the Company of Intellectual Property Rights of others, except as disclosed in the SEC Documents. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company regarding its Intellectual Property Rights and which would reasonably be expected to have a Material Adverse Effect, except as disclosed in the SEC Documents. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, except where failure to take such measures would not, either individually or in the aggregate, reasonably be expected to materially affect the value of its Intellectual Property Rights.

2.11          Contracts and Commitments; No Default; Affiliate Transactions.

(a)                The following contracts are referred to as the “Material Company Contracts”:

(i)                 any management, employment, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other Contract between: (a) any of the Company Entities or any Company Affiliate; and (b) any Company Associate, other than any such Contract that is terminable “at will” (or following a notice period imposed by applicable Legal Requirements) without any obligation on the part of any Company Entity or any Company Affiliate to make any severance, termination, change in control or similar payment or to provide any benefit;

(ii)               any Contract that provides for (A) reimbursement of any Company Associate for, or advancement to any Company Associate of, legal fees or other expenses associated with any Legal Proceeding or the defense thereof or (B) indemnification of any Company Associate;

(iii)             any Contract constituting an indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money by any Company Entity;

(iv)             any Contract that (A) is not terminable on 30 days or less notice without penalty, (B) is over one year in length of obligation to any Company Entity, (C) involves an obligation of more than $50,000 over its term, (D) represents more than 10% of the revenue or expense of any Company Entity in the nine-month period ended September 30, 2017, or (E) is a material master services or product supply agreement;

(v)               any Contract for the lease or sublease of the real property owned or leased by the Company;

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(vi)             any Contract incorporating any guaranty, any warranty, any sharing of liabilities or any indemnity (including any indemnity with respect to Intellectual Property or Intellectual Property Rights) or similar obligation, other than Contracts entered into in the ordinary course of business;

(vii)           any Contract for the license, sale or other disposition or use of Intellectual Property Rights (other than a shrink-wrap license or ordinary-course customer contracts granting a non-exclusive right and non-transferrable to use Intellectual Property Rights during the term of such agreement);

(viii)         any Contract imposing any restriction on the right or ability of any Company Entity (A) to compete with any other Person or (B) to solicit, hire or retain any Person as a director, officer, employee, consultant or independent contractor;

(ix)             any Contract imposing any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person;

(x)               outstanding sales or purchase Contracts, commitments or proposals that will result in any material loss upon completion or performance thereof after allowance for direct distribution expenses; or

(xi)             any Contract, the termination of which would reasonably be expected to have a Company Material Adverse Effect.

(b)               Except as set forth in Part 2.12(b) of the Company Disclosure Schedule, all of the Material Company Contracts are valid and enforceable by and against the Company Entity party thereto in accordance with their terms, and are in full force and effect. No Company Entity is in breach, violation or default in the performance of any of its obligations under any of the Material Company Contracts, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof by such Company Entity. To the Knowledge of the Company, no other party to a Material Company Contract is in breach, violation or default thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof by such other party. No other party to a Material Company Contract (or any Contract with a customer or potential customer of the Company) has provided notice to the Company of any plans, intentions or actions that would have an adverse effect on the scope of services to be provided by or profitability of the Company, or the availability of product or services being purchased by the Company (a “Company Adverse Contract Notice”).

(c)                Except as disclosed in Part 2.12(b) of the Company Disclosure Schedule, none of the officers, directors, employees or Affiliates of the Company is presently a party to any transaction with the Company (other than for ordinary course services as employees, officers or directors and immaterial transactions), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or Affiliate or, to the knowledge of the Company, any corporation, partnership, trust or other Person in which any such officer, director, employee or Affiliate has a substantial interest or is an employee, officer, director, trustee or partner.

2.12          Compliance with Legal Requirements. Each of the Company Entities is, and has at all times since January 1, 2013 been, in compliance in all material respects with all applicable Legal Requirements, including Legal Requirements relating to employment, privacy law matters, exportation of goods and services, environmental matters, securities law matters and Taxes. Since January 1, 2011, until the date hereof, none of the Company Entities has received any written notice (or, to the Knowledge of the Company, any other communication, whether written or otherwise) from any Governmental Body or other Person regarding any actual or possible violation in any material respect of, or failure to comply in any material respect with, any Legal Requirement.

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2.13          Governmental Authorizations. The Company Entities hold all Governmental Authorizations necessary to enable the Company Entities to conduct their respective businesses in the manner in which such businesses are currently being conducted except where the failure to hold such Governmental Authorizations would not reasonably be expected to have or result in a Company Material Adverse Effect. All such Governmental Authorizations are valid and in full force and effect. Each Company Entity is, and at all times since January 1, 2013 has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Since January 1, 2013, none of the Company Entities has received any written notice (or, to the Knowledge of the Company, any other communication, whether written or otherwise) from any Governmental Body regarding: (i) any actual or possible material violation of or failure to comply in any material respect with any term or requirement of any material Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

2.14          Tax Matters.

(a)                Each of the material Tax Returns required to be filed by or on behalf of the respective Company Entities with any Governmental Body (the “Company Returns”): (i) has been filed on or before the applicable due date (including any extensions of such due date); and (ii) has been prepared in all material respects in compliance with all applicable Legal Requirements (except as subsequently corrected by amended Tax Returns). All Taxes shown on the Company Returns, including any amendments, to be due have been timely paid.

(b)               No Company Entity and no Company Return is currently under (or since January 1, 2014 has been under) audit by any Governmental Body, and to the Knowledge of the Company, no Governmental Body has delivered to any Company Entity since January 1, 2014 a notice or request to conduct a proposed audit or examination with respect to Taxes.

(c)                No claim or Legal Proceeding is pending or, to the Knowledge of the Company, has been threatened against or with respect to any Company Entity in respect of any material Tax. There are no unsatisfied Liabilities for material Taxes with respect to any notice of deficiency or similar document received by any Company Entity with respect to any material Tax (other than Liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company Entities and with respect to which reserves for payment have been established on the Company Latest Balance Sheet in accordance with GAAP). There are no Encumbrances for material Taxes upon any of the assets of any of the Company Entities except Encumbrances for current Taxes not yet due and payable or being contested in good faith by appropriate Legal Proceedings and for which reserves have been established in accordance with GAAP. No claim which has resulted or could reasonably be expected to result in an obligation to pay material Taxes has ever been made by any Governmental Body in a jurisdiction where a Company Entity does not file a Tax Return that it is or may be subject to taxation by that jurisdiction.

(d)               Each of the Company Entities has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 (or equivalents in foreign jurisdictions) required with respect thereto have been properly completed and timely filed.

(e)                None of the Company Entities (i) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than an Affiliated Group the common parent of which was the Company) or (ii) has any Liability for the Taxes of any Person (other than the Company Entities) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise.

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(f)                The Company is not a “United States Real Property Holding Corporation” within the meaning of Code Section 897(c)(2).

2.15          Employee and Labor Matters; Benefit Plans. Except as set forth in Part 2.15 of the Company Disclosure Schedule, The Company is not a party to any collective bargaining agreement nor does it employ any member of a union. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. To the knowledge of the Company, no executive officer or other key employee of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.16          Environmental Matters. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect: (i) the Company Entities are in compliance with applicable Legal Requirements relating to (x) pollution, contamination, protection, remediation or reclamation of the environment, (y) emissions, discharges, disseminations, releases or threatened releases of Hazardous Substances into the air (indoor or outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures or (z) the management, manufacture, processing, labeling, distribution, use, treatment, storage, disposal, transport, recycling or handling of Hazardous Substances (collectively, “Environmental Laws”); (ii) the Company Entities possess all Permits required under Environmental Laws necessary for their operations, and such operations are in compliance with applicable Permits; and (iii) no Legal Proceeding arising under or pursuant to Environmental Laws is pending, or to the Knowledge of the Company, threatened in writing, against any Company Entity.

2.17          Insurance. The Company has made available to Skyline Medical true, complete and correct copies of all insurance policies carried by the Company Entities (the “Company Insurance Policies”) With respect to each Company Insurance Policy, (i) such policy is legal, valid, binding and enforceable in accordance with its terms and is in full force and effect, and (ii) no Company Entity is in breach or default, and no event has occurred which, after notice or the lapse of time, or both, would constitute a breach or default or permit termination or modification under such policy. All premiums payable under all Company Insurance Policies have been timely paid, and the Company Entities are in compliance with the terms of all Company Insurance Policies. There has been no threatened termination of, or material premium increases with respect to, any Company Insurance Policy.

2.18          Legal Proceedings; Orders.

(a)                Except as set forth on Part 2.19(a) of the Company Disclosure Schedules, there is no pending Legal Proceeding, and (to the Knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Company Entities, or any business of any of the Company Entities, any of the assets owned, leased or used by any of the Company Entities; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Share Exchange or any of the other Contemplated Transactions.

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(b)               To the Knowledge of the Company, there is no Order to which any of the Company Entities, or any of the assets owned or used by any of the Company Entities, is subject. To the Knowledge of the Company, no officer or other key employee of any of the Company Entities is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Company Entities.

2.19          No Vote Required(a). No vote of the holders of any class or series of the Company’s capital stock is necessary to approve the Share Exchange or this Agreement.

2.20          Non-Contravention; Consents. Assuming compliance with the applicable provisions of the DGCL, and except as disclosed on Part 2.20 of the Company Disclosure Schedule, neither (1) the execution and delivery of this Agreement by the Company, nor (2) the consummation of the Share Exchange or any of the other Contemplated Transactions, would reasonably be expected to, directly or indirectly (with or without notice or lapse of time):

(a)                contravene, conflict with or result in a violation of: (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Company Entities; or (ii) any resolution adopted by the stockholders, the Board of Directors or any committee of the Board of Directors of any of the Company Entities;

(b)               contravene, conflict with or result in a violation of, any Legal Requirement or any Order to which any of the Company Entities, or any of the assets owned or used by any of the Company Entities, is subject;

(c)                contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Company Entities or that otherwise relates to the business of any of the Company Entities or to any of the assets owned or used by any of the Company Entities;

(d)               contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any such Company Material Contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Company Material Contract; (iii) accelerate the maturity or performance of any such Company Material Contract; or (iv) cancel, terminate or modify any right, benefit, obligation or other term of such Company Material Contract;

(e)                result in the imposition or creation of any Encumbrance upon or with respect to any tangible asset owned or used by any of the Company Entities (except for the Company Permitted Encumbrances); or

(f)                result in the disclosure or delivery to any escrowholder or other Person of any material Intellectual Property Rights (including source code), or the transfer of any asset of any of the Company Entities to any Person.

Except as may be required by the DGCL, none of the Company Entities was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (x) the execution, delivery or performance of this Agreement; or (y) the consummation of the Share Exchange or any of the other Contemplated Transactions.

2.21          No Financial Advisor. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Share Exchange or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Company Entities.

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2.22          Disclosure. No representation or warranty of Company in this Agreement, nor any statement, certificate or other document furnished or to be furnished by Company pursuant hereto, nor the exhibits and schedules hereto, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Article 3.
REPRESENTATIONS AND WARRANTIES OF SKYLINE MEDICAL

Skyline Medical represents and warrants to the Company as follows (it being understood that each representation and warranty contained in this Article 3 is subject to the exceptions and disclosures set forth in the part or subpart of the Skyline Medical Disclosure Schedule corresponding to the particular Section or subsection in this Article 3 in which such representation and warranty appears, or corresponding to any other Section or subsection in this Article 3 to which it is reasonably apparent that such exception or disclosure would relate):

3.1              Subsidiaries; Due Organization.

(a)                Part 3.1(a) of the Skyline Medical Disclosure Schedule identifies each Subsidiary of Skyline Medical and indicates its jurisdiction of organization. Neither Skyline Medical nor any of the Subsidiaries identified in Part 3.1(a) of the Skyline Medical Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 3.1(a) of the Skyline Medical Disclosure Schedule. No Subsidiary of Skyline Medical has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.

(b)               Each of the Skyline Medical Entities is a corporation (or other Entity) duly organized, validly existing and in good standing (or equivalent status) under the Legal Requirements of Delaware and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

(c)                Each of the Skyline Medical Entities (in jurisdictions that recognize the following concepts) is qualified to do business as a foreign corporation or other foreign Entity, and is in good standing, under the Legal Requirements of all jurisdictions where the nature of its business requires such qualification, except for jurisdictions in which the failure to be so qualified, individually or in the aggregate, would not have a Skyline Medical Material Adverse Effect.

3.2              Authority; Binding Nature of Agreement. Skyline Medical has the corporate right, power and authority to enter into and, subject to receipt of the Skyline Medical Consent, to perform their respective obligations under this Agreement. The Skyline Medical Board (at a meeting duly called and held) has: (a) unanimously determined that the Share Exchange is advisable and fair to, and in the best interests of, Skyline Medical and its stockholders; and (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by Skyline Medical and unanimously approved the Share Exchange in the manner required by Legal Requirements. Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes the legal, valid and binding obligation of Skyline Medical, enforceable against Skyline Medical in accordance with its terms, subject to: (i) Legal Requirements of general application relating to bankruptcy, insolvency, the relief of debtors and creditors’ rights generally; and (ii) Legal Requirements governing specific performance, injunctive relief and other equitable remedies.

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3.3              Capitalization.

(a)                The authorized and issued capital stock of Skyline Medical is as set forth in the Skyline Medical SEC Documents. Except as set forth on Part 3.3(a) of the Skyline Medical Disclosure Schedule or in the Skyline Medical SEC Documents, none of the outstanding shares of capital stock of Skyline Medical is entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right or any right of first refusal in favor of Skyline Medical. Except as set forth in the Skyline Medical SEC Documents, there is no Material Skyline Medical Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of capital stock of Skyline Medical or any securities of any of the Skyline Medical Entities. None of the Skyline Medical Entities is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of Skyline Medical or other securities.

(b)               Except as set forth in the Skyline Medical SEC Documents, there are no shares of Skyline Medical Common Stock pursuant to Skyline Medical Options or reserved for future issuance pursuant to equity awards not yet granted under the Skyline Medical Equity Plans. All grants of Skyline Medical Equity Awards granted prior to December 31, 2014 were recorded on Skyline Medical’s financial statements (including any related notes thereto) in accordance with GAAP and, to the Knowledge of Skyline Medical, no such grants involved any “back dating” or similar practices with respect to the effective date of grant (whether intentionally or otherwise).

(c)                Except as set forth in the Skyline Medical SEC Documents, there are no shares shares of Skyline Medical Common Stock subject to issuance pursuant to Skyline Medical Warrants or convertible securities or any: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Skyline Medical Entities to which any of the Skyline Medical Entities is party or by which it is bound; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Skyline Medical Entities; (iii) outstanding or authorized stock appreciation rights, phantom stock, profit participation or similar rights or equity-based awards with respect to any of the Skyline Medical Entities; or (iv) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which any of the Skyline Medical Entities is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

(d)               Except as set forth in the Skyline Medical SEC Documents, all outstanding shares of Skyline Medical Common Stock, and all options and other securities of the Skyline Medical Entities, have been issued and granted in compliance in all material respects with: (i) except as set forth on Part 3.3(d) of the Skyline Medical Disclosure Schedule, all applicable securities laws and other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts.

(e)                All of the outstanding shares of capital stock of each of Skyline Medical’s Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and free of preemptive rights and are held by the Company or a wholly owned Subsidiary of the Company. All of the outstanding shares and all other securities of each of Skyline Medical’s Subsidiaries are owned beneficially and of record by Skyline Medical free and clear of any Encumbrances (other than restrictions on transfer imposed by applicable securities laws).

3.4              SEC Filings; Financial Statements; Internal Controls.

(a)                Skyline Medical has delivered or made available (or made available on the SEC website) to the Company accurate and complete copies of all registration statements, proxy statements, Skyline Medical Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by Skyline Medical with the SEC since January 1, 2014, including all amendments thereto (collectively, the “Skyline Medical SEC Documents”). Since January 1, 2014, all statements, reports, schedules, forms and other documents required to have been filed by Skyline Medical or its officers with the SEC have been so filed on a timely basis. None of Skyline Medical’s Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Skyline Medical SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Skyline Medical SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and taking into account the requirements applicable to the respective Skyline Medical SEC Document, not misleading, except to the extent corrected: (A) in the case of Skyline Medical SEC Documents filed or furnished on or prior to the date of this Agreement that were amended or superseded on or prior to the date of this Agreement, by the filing or furnishing of the applicable amending or superseding Skyline Medical SEC Document; and (B) in the case of Skyline Medical SEC Documents filed or furnished after the date of this Agreement that are amended or superseded prior to the Effective Date, by the filing or furnishing of the applicable amending or superseding Skyline Medical SEC Document. The certifications and statements relating to the Skyline Medical SEC Documents required by: (A) Rule 13a-14 or Rule 15d-14 under the Exchange Act; (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act); or (C) any other rule or regulation promulgated by the SEC or applicable to the Skyline Medical SEC Documents (collectively, the “Skyline Medical Certifications”) are accurate and complete, and comply as to form and content with all applicable Legal Requirements. As used in this Section 3.4, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is filed, furnished, submitted, supplied or otherwise made available to the SEC or any member of its staff.

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(b)               Skyline Medical maintains disclosure controls and procedures sufficient under Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that all material information concerning the Skyline Medical Entities required to be disclosed by Skyline Medical in the reports that it is required to file, submit or furnish under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Skyline Medical maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Skyline Medical’s management has completed an assessment of the effectiveness of Skyline Medical’s system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2016, and such assessment concluded that such controls were effective. To the Knowledge of Skyline Medical, since December 31, 2014, until the date hereof, neither Skyline Medical nor any of its Subsidiaries nor Skyline Medical’s independent registered accountant has identified or been made aware of: (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Skyline Medical Entities; (B) any illegal act or fraud, whether or not material, that involves Skyline Medical’s management or other employees; or (C) any claim or allegation regarding any of the foregoing.

(c)                The financial statements (including any related notes) contained or incorporated by reference in the Skyline Medical SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments); and (iii) fairly present, in all material respects, the consolidated financial position of Skyline Medical and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Skyline Medical and its consolidated Subsidiaries for the periods covered thereby. No financial statements of any Person other than the Skyline Medical Entities are required by GAAP to be included in the consolidated financial statements of Skyline Medical contained or incorporated by reference in the Skyline Medical SEC Documents.

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(d)               Skyline Medical’s auditor has at all times since engagement by Skyline Medical been, to the Knowledge of Skyline Medical: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to Skyline Medical within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Skyline Medical Accounting Oversight Board thereunder. The Skyline Medical’s auditor has not provided any non-audit services for the Skyline Medical Entities that were not approved in violation with Section 201 of the Sarbanes-Oxley Act.

3.5              Absence of Undisclosed Liabilities. Except as set forth in the Skyline Medical SEC Documents, Skyline Medical does not have any material Liabilities, other than: (a) Liabilities that are fully reflected or reserved for in the Skyline Medical Latest Balance Sheet or not required to be reflected thereon pursuant to GAAP; (b) Liabilities that are set forth in Part 3.5 of the Skyline Medical Disclosure Schedule; (c) Liabilities incurred by Skyline Medical in the ordinary course of business after the date of the Skyline Medical Latest Balance Sheet and consistent with past practice; or (d) Liabilities for executory obligations to be performed after the Closing under the Material Skyline Medical Contracts described in Part 3.11 of the Skyline Medical Disclosure Schedule.

3.6              Absence of Changes. Except as set forth in the Skyline Medical SEC Documents or in Part 3.6 of the Skyline Medical Disclosure Schedule, since the date of the Skyline Medical Latest Balance Sheet, Skyline Medical has owned and operated its assets, properties and business in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, subject to the aforesaid exceptions:

(a)                there has not been any Skyline Medical Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Skyline Medical Material Adverse Effect; and

(b)               there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the material assets of any of the Skyline Medical Entities (whether or not covered by insurance).

3.7              Title to Assets. The Skyline Medical Entities own, and have good and valid title to, all material assets purported to be owned by them, including: (a) all assets reflected on the Skyline Medical Latest Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Skyline Medical Latest Balance Sheet); and (b) all other material assets reflected in the books and records of the Skyline Medical Entities as being owned by the Skyline Medical Entities. All of said assets are owned by the Skyline Medical Entities free and clear of any Encumbrances, except for: (i) any Encumbrance for current Taxes not yet due and payable, or being contested in good faith by appropriate proceeding and for which reserves have been established in accordance with GAAP; and (ii) minor Encumbrances (including zoning restrictions, survey exceptions, easements, rights of way, licenses, rights, appurtenances and similar Encumbrances) that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Skyline Medical Entities (collectively, the “Skyline Medical Permitted Encumbrances”). The Skyline Medical Entities are the lessees of, and hold valid leasehold interests in, all assets purported to have been leased by them, including: (A) all assets reflected as leased on the Skyline Medical Latest Balance Sheet; and (B) all other assets reflected in the books and records of the Skyline Medical Entities as being leased to the Skyline Medical Entities, and the Skyline Medical Entities enjoy undisturbed possession of such leased assets, subject to the Skyline Medical Permitted Encumbrances.

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3.8              Loans. The Skyline Medical SEC Documents describe the material terms of any outstanding loans and advances made by any of the Skyline Medical Entities to any Skyline Medical Associate.

3.9              [Reserved.]

3.10          Intellectual Property. Skyline Medical owns or possesses its Intellectual Property Rights. None of Skyline Medical’s Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement, which could reasonably be expected to result in a Material Adverse Effect. The Company has no knowledge of any material infringement by the Company of Intellectual Property Rights of others, except as disclosed in the Skyline Medical SEC Documents. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company regarding its Intellectual Property Rights and which would reasonably be expected to have a Material Adverse Effect, except as disclosed in the SEC Documents. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, except where failure to take such measures would not, either individually or in the aggregate, reasonably be expected to materially affect the value of its Intellectual Property Rights.

3.11          Contracts and Commitments; No Default.

(a)                The following contracts are referred to as the “Material Skyline Medical Contracts”:

(i)                 any management, employment, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other Contract between: (a) any of the Skyline Medical Entities or any Skyline Medical Affiliate; and (b) any Skyline Medical Associate, other than any such Contract that is terminable “at will” (or following a notice period imposed by applicable Legal Requirements) without any obligation on the part of any Skyline Medical Entity or any Skyline Medical Affiliate to make any severance, termination, change in control or similar payment or to provide any benefit;

(ii)               any Contract that provides for (A) reimbursement of any Skyline Medical Associate for, or advancement to any Skyline Medical Associate of, legal fees or other expenses associated with any Legal Proceeding or the defense thereof or (B) indemnification of any Skyline Medical Associate;

(iii)             any Contract constituting an indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money by any Skyline Medical Entity;

(iv)             any Contract that (A) is not terminable on 30 days or less notice without penalty, (B) is over one year in length of obligation to any Skyline Medical Entity, (C) involves an obligation of more than $50,000 over its term, (D) represents more than 10% of the revenue or expense of any Skyline Medical Entity in the nine-month period ended September 30, 2017; or (E) is a material master services or product supply agreement;

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(v)               any Contract for the lease or sublease of the Skyline Medical Leased Real Property;

(vi)             any Contract incorporating any guaranty, any warranty, any sharing of liabilities or any indemnity (including any indemnity with respect to Intellectual Property or Intellectual Property Rights) or similar obligation, other than Contracts entered into in the ordinary course of business;

(vii)           any Contract for the license, sale or other disposition or use of Skyline Medical IP (other than a shrink-wrap license or ordinary-course customer contracts granting a non-exclusive right and non-transferrable right to use Skyline Medical IP during the term of such agreement);

(viii)         any Contract imposing any restriction on the right or ability of any Skyline Medical Entity (A) to compete with any other Person or (B) to solicit, hire or retain any Person as a director, officer, employee, consultant or independent contractor;

(ix)             any Contract imposing any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity;

(x)               outstanding sales or purchase Contracts, commitments or proposals that will result in any material loss upon completion or performance thereof after allowance for direct distribution expenses; or

(xi)             any Contract, the termination of which would reasonably be expected to have a Skyline Medical Material Adverse Effect.

(b)               Except as set forth in Part 3.11(b) of the Skyline Medical Disclosure Schedule, all of the Material Skyline Medical Contracts are valid and enforceable by and against the Skyline Medical Entity party thereto in accordance with their terms, and are in full force and effect. No Skyline Medical Entity is in breach, violation or default, however defined, in the performance of any of its obligations under any of the Material Skyline Medical Contracts, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof by such Skyline Medical Entity. To the Knowledge of Skyline Medical, no other party to a Material Skyline Medical Contract is in breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof by such other party. No other party to a Material Skyline Medical Contract (or any Contract with a customer or potential customer of the Skyline Medical) has provided notice to the Skyline Medical of any plans, intentions or actions that would have an adverse effect on the scope of services to be provided by or profitability of the Skyline Medical, or the availability of product or services being purchased by the Skyline Medical (a “Skyline Medical Adverse Contract Notice”).

3.12          Compliance with Legal Requirements. Except as set forth on Part 3.12 of the Skyline Medical Disclosure Schedule, each of the Skyline Medical Entities is, and has at all times since January 1, 2013 been, in compliance in all material respects with all applicable Legal Requirements, including Legal Requirements relating to employment, privacy law matters, exportation of goods and services, environmental matters, securities law matters and Taxes. Since January 1, 2013 until the date hereof, none of the Skyline Medical Entities has received any written notice (or, to the Knowledge of Skyline Medical, any other communication, whether written or otherwise) from any Governmental Body or other Person regarding any actual or possible violation in any material respect of, or failure to comply in any material respect with, any Legal Requirement.

3.13          Governmental Authorizations. The Skyline Medical Entities hold all Governmental Authorizations necessary to enable the Skyline Medical Entities to conduct their respective businesses in the manner in which such businesses are currently being except where the failure to hold such Governmental Authorizations would not reasonably be expected to have or result in a Skyline Medical Material Adverse Effect. All such Governmental Authorizations are valid and in full force and effect. Each Skyline Medical Entities is, and at all times since January 1, 2013 has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Since January 1, 2013, none of the Skyline Medical Entities has received any written notice (or, to the Knowledge of Skyline Medical, any other communication, whether written or otherwise) from any Governmental Body regarding: (i) any actual or possible material violation of or failure to comply in any material respect with any term or requirement of any material Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

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3.14          Tax Matters.

(a)                Each of the material Tax Returns required to be filed by or on behalf of the respective Skyline Medical Entities with any Governmental Body (the “Skyline Medical Returns”): (i) has been filed on or before the applicable due date (including any extensions of such due date); and (ii) has been prepared in all material respects in compliance with all applicable Legal Requirements (except as subsequently corrected by amended Tax Returns). All Taxes shown on the Skyline Medical Returns, including any amendments, to be due have been timely paid.

(b)               No Skyline Medical Entity and no Skyline Medical Return is currently under (or since January 1, 2012 has been under) audit by any Governmental Body, and to the Knowledge of Skyline Medical, no Governmental Body has delivered to any Skyline Medical Entity since January 1, 2012 a notice or request to conduct a proposed audit or examination with respect to Taxes.

(c)                No claim or Legal Proceeding is pending or, to the Knowledge of Skyline Medical, has been threatened against or with respect to any Skyline Medical Entity in respect of any material Tax. There are no unsatisfied Liabilities for material Taxes with respect to any notice of deficiency or similar document received by any Skyline Medical Entity with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Skyline Medical Entities and with respect to which reserves for payment have been established on the Skyline Medical Latest Balance Sheet in accordance with GAAP). There are no Encumbrances for material Taxes upon any of the assets of any of the Skyline Medical Entities except Encumbrances for current Taxes not yet due and payable or being contested in good faith by appropriate Legal Proceedings and for which reserves have been established in accordance with GAAP. No claim which has resulted or could reasonably be expected to result in an obligation to pay material Taxes has ever been made by any Governmental Body in a jurisdiction where a Skyline Medical Entity does not file a Tax Return that it is or may be subject to taxation by that jurisdiction.

(d)               Skyline Medical has delivered or made available to the Company accurate and complete copies of all federal and state income Tax Returns of the Skyline Medical Entities with respect to periods after January 1, 2013.

(e)                Each of the Skyline Medical Entities has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(f)                None of the Skyline Medical Entities (i) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than an Affiliated Group the common parent of which was the Skyline Medical) or (ii) has any liability for the Taxes of any Person (other than the Skyline Medical Entities) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise.

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3.15          Employee and Labor Matters; Benefit Plans. Except as set forth in Part ___ of the Company Disclosure Schedule, The Company is not a party to any collective bargaining agreement nor does it employ any member of a union. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. To the knowledge of the Company, no executive officer or other key employee of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.16          Environmental Matters. Except as would not, individually or in the aggregate, have a Skyline Medical Material Adverse Effect: (i) the Skyline Medical Entities are in compliance with applicable Legal Requirements relating to Environmental Laws; (ii) the Skyline Medical Entities possess all Permits required under Environmental Laws necessary for their operations, and such operations are in compliance with applicable Permits; and (iii) no Legal Proceeding arising under or pursuant to Environmental Laws is pending, or to the Knowledge of the Skyline Medical, threatened in writing, against any Skyline Medical Entity.

3.17          Insurance. Part 3.17 of the Skyline Medical Disclosure Schedule sets forth a true, correct and complete list of all insurance policies carried by the Skyline Medical Entities (the “Skyline Medical Insurance Policies”), the amounts and types of insurance coverage available thereunder and all insurance loss runs and workers’ compensation claims received for the past three policy years. The Company has made available to the Company true, complete and correct copies of all Skyline Medical Insurance Policies. With respect to each Skyline Medical Insurance Policy, (i) such policy is legal, valid, binding and enforceable in accordance with its terms and is in full force and effect, and (ii) no Skyline Medical Entity is in breach or default, and no event has occurred which, after notice or the lapse of time, or both, would constitute a breach or default or permit termination or modification under such policy. All premiums payable under all Skyline Medical Insurance Policies have been timely paid, and the Skyline Medical Entities are in compliance with the terms of all Skyline Medical Insurance Policies. There has been no threatened termination of, or material premium increases with respect to, any Skyline Medical Insurance Policy.

3.18          Legal Proceedings; Orders.

(a)                There is no pending Legal Proceeding, and (to the Knowledge of Skyline Medical) no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Skyline Medical Entities, or any business of any of the Skyline Medical Entities, any of the assets owned, leased or used by any of the Skyline Medical Entities; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Share Exchange or any of the other Contemplated Transactions.

(b)               To the Knowledge of Skyline Medical, there is no Order to which any of the Skyline Medical Entities, or any of the assets owned or used by any of the Skyline Medical Entities, is subject. To the Knowledge of Skyline Medical, no officer or other key employee of any of the Skyline Medical Entities is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Skyline Medical Entities.

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3.19          No Vote Required. No vote of the holders of any class or series of Skyline Medical’s capital stock is necessary to approve the Share Exchange or this Agreement.

3.20          Non-Contravention; Consents. Assuming compliance with the applicable provisions of the DGCL, neither (1) the execution and delivery of this Agreement by Skyline Medical, nor (2) the consummation of the Share Exchange or any of the other Contemplated Transactions, would reasonably be expected to, directly or indirectly (with or without notice or lapse of time):

(a)                contravene, conflict with or result in a violation of: (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Skyline Medical Entities; or (ii) any resolution adopted by the stockholders, the Board of Directors or any committee of the Board of Directors of any of the Skyline Medical Entities;

(b)               contravene, conflict with or result in a violation of, any Legal Requirement or any Order to which any of the Skyline Medical Entities, or any of the assets owned or used by any of the Skyline Medical Entities, is subject;

(c)                contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Skyline Medical Entities or that otherwise relates to the business of any of the Skyline Medical Entities or to any of the assets owned or used by any of the Skyline Medical Entities;

(d)               contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Skyline Medical Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any such Skyline Medical Material Contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Skyline Medical Material Contract; (iii) accelerate the maturity or performance of any such Skyline Medical Material Contract; or (iv) cancel, terminate or modify any right, benefit, obligation or other term of such Skyline Medical Material Contract;

(e)                result in the imposition or creation of any Encumbrance upon or with respect to any tangible asset owned or used by any of the Skyline Medical Entities (except for the Skyline Medical Permitted Encumbrances; or

(f)                result in the disclosure or delivery to any escrowholder or other Person of any material Skyline Medical IP (including Skyline Medical Source Code), or the transfer of any asset of any of the Skyline Medical Entities to any Person.

Except as may be required by the Securities Act, state securities laws, the Exchange Act, FINRA, and the DGCL, none of the Skyline Medical Entities was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (x) the execution, delivery or performance of this Agreement; or (y) the consummation of the Share Exchange or any of the other Contemplated Transactions.

3.21          No Financial Advisor. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Share Exchange or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Skyline Medical Entities.

3.22          Disclosure. No representation or warranty of Skyline Medical in this Agreement, nor any statement, certificate or other document furnished or to be furnished by Skyline Medical pursuant hereto, nor the exhibits and schedules hereto, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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Article 4.
ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

4.1              Voting of Skyline Medical Common Stock Held in Escrow. While the Skyline Medical Common Stock is held in escrow by the Escrow Agent pursuant to terms of the Escrow Agreement, the Company hereby covenants to vote all shares of the Skyline Medical Common Stock in favor of any and all proposals to Skyline Medical’s stockholders that are by Skyline Medical’s Board of Directors and management.

4.2              Transfer or Resale of Skyline Medical Common Stock Held in Escrow. While the Skyline Medical Common Stock is held in escrow by the Escrow Agent pursuant to the Escrow Agreement, the Company hereby covenants that it will not sell, offer to sell, contract or agree to sell, hypothecate, assign, transfer, pledge, grant any option to purchase or otherwise dispose of, or announce the intention to otherwise dispose of, directly or indirectly, any shares of the Skyline Medical Common Stock.

4.3              Transfer or Resale of Skyline Medical Common Stock after Released from Escrow.

(a)                The Company understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred at any time after the Skyline Medical Common Stock is released from escrow to the Company by the Escrow Agent pursuant to terms of the Escrow Agreement, unless (A) subsequently registered thereunder, (B) the Company shall have delivered to Skyline Medical (if requested by Skyline Medical) an opinion of counsel to the Company, in a form reasonably acceptable to Skyline Medical, to the effect that such shares of Skyline Medical Common Stock to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Company provides Skyline Medical with reasonable assurance that such shares of Skyline Medical Common Stock can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the shares of Skyline Medical Common Stock made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the shares of Skyline Medical Common Stock under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither Skyline Medical nor any other Person is under any obligation to register the shares of Skyline Medical Common Stock under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(b)               At any time after the Skyline Medical Common Stock is released from escrow to the Company by the Escrow Agent pursuant to terms of the Escrow Agreement and for a period of two years thereafter, if the Company seeks to sell or transfer all or part of the Skyline Medical Common Stock any buyer other than Skyline Medical in a private transaction that is exempt from registration under the Securities Act or any state securities laws, then the Company must first offer the opportunity to Skyline Medical to purchase such shares of Skyline Medical Common Stock. Should Skyline Medical decline to purchase such shares within 2 trading days from Skyline Medical’s receipt of written notice of the offer (the “Offer Notice”) from the Company, then the Company may sell such shares to such respective Third Party upon the exact same terms and conditions offered by the Company to Skyline Medical, which transaction must be completed within 7 days after the date of the Offer Notice.

(c)                At any time after the Skyline Medical Common Stock is released from escrow to the Company by the Escrow Agent pursuant to terms of the Escrow Agreement and for a period of two years thereafter, if the Company seeks to sell or transfer all or part of the Skyline Medical Common Stock on any public market, the Company’s sales of Skyline Common Stock in any week will be limited to two percent (2%) of the average weekly trading volume of Skyline common stock during the four calendar weeks prior to such week.

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4.4              Company Note. On October 27, 2017, the Company issued to Skyline Medical a secured promissory note (the “Company Note”) pursuant to which Skyline Medical has advanced an aggregate amount of $500,000 to the Company. Effective as of the Closing Date and continuing until no obligations remain outstanding under the Company Note, Skyline Medical shall have the option to convert the principal balance of the Company Note into such number of shares of common stock, $0.001 par value per share, of the Company that is equal to five percent (5%) of the then-outstanding common stock of the Company on the date of conversion. Notwithstanding the statement of intention in Section 3 of that certain Term Sheet Relating to a Proposed Joint Venture Agreement dated November 15, 2017 between the Company and Skyline Medical, it is not contemplated that the Company Note will be contributed to said joint venture, and the proposed joint venture will be modified so that Skyline’s interest will not be based on the Company Note.

4.5              Company Board Seat. Effective as of the Closing Date and continuing until such time Skyline Medical beneficially owns none of the outstanding capital stock of the Company on as as-converted basis, one member of the Board of Directors of the Company shall be designated by Skyline Medical.

4.6              Skyline Medical Consent Rights. Effective as of the Closing Date and continuing until such time Skyline Medical beneficially owns none of the outstanding capital stock of the Company on as as-converted basis, the Company must obtain prior written approval from Skyline Medical before the Company may (a) issue any equity securities or securities convertible into equity securities of the Company, (b) redeem any of its capital stock, (c) incur indebtedness, (d) sell all or substantially all of its assets or (e) acquire any other entity or business by merger, consolidation, acquisition of equity securities or acquisition of stock.

4.7              Rights to Name. Effective as of the Closing Date and without further action, the Company hereby assigns to Skyline Medical all right, title and interest in the name “Precision Therapeutics”, including any related trademarks, trade names, logos and domain names. The Company will execute any assignments or documents requested by Skyline Medical to effect this assignment.

Article 5.
MISCELLANEOUS PROVISIONS

5.1              Termination. This Agreement may be terminated at any time prior to the Closing by written agreement of all of the parties hereto. Unless extended by written agreement of all of the parties hereto, this Agreement shall terminate on March 31, 2018 in the event that the Closing has not occurred by such date.

5.2              Survival. The articles and sections of this Agreement which by their terms are to be performed or enforced after or apply to the period of time after the termination or expiration of this Agreement will survive the termination or expiration of this Agreement, including without limitation, the covenants and agreements contained in Article 4.

5.3              Amendment. This Agreement may be amended with the approval of the respective Boards of Directors of the Company and Skyline Medical at any time without approval of any of the Company’s stockholders; provided, however, that no amendment shall be made which by applicable Legal Requirement requires further approval of the Company’s stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

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5.4              Waiver.

(a)                Subject to paragraphs (b) and (c) below, any party hereto may: (i) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement; (ii) waive any inaccuracy in or breach of any representation, warranty, covenant or obligation of the other party in this Agreement or in any document delivered pursuant to this Agreement; and (iii) waive compliance with any covenant, obligation or condition for the benefit of such party contained in this Agreement.

(b)               No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(c)                No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

5.5              Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement and the other agreements, exhibits and disclosure schedules referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. No provision in this Agreement shall limit any party’s rights or remedies in the case of fraud. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by other electronic delivery shall be sufficient to bind the parties to the terms and conditions of this Agreement.

5.6              Applicable Law; Jurisdiction; Specific Performance; Remedies. This Agreement shall be governed by, and construed in accordance with, the Legal Requirements of the State of Delaware, regardless of the Legal Requirements that might otherwise govern under applicable principles of conflicts of Legal Requirements thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the Contemplated Transactions: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in Hennepin County, Minnesota; and (b) each of the parties irrevocably waives the right to trial by jury. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedies available to them. Each party hereby waives any requirement for the securing or posting of any bond in connection with seeking such injunction or injunctions.

5.7              Assignability; No Third Party Rights. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any party’s rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the other parties, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by any party without the prior written consent of the other parties shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except the Company Indemnified Party and the Skyline Medical’s Indemnified Parties.

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5.8              Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as Federal Express), one business day after mailing; (c) if sent by facsimile transmission before 5:00 p.m. Central Time, when transmitted and receipt is confirmed; (d) if sent by facsimile transmission after 5:00 p.m. Central Time and receipt is confirmed, on the following business day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

if to Skyline Medical:

Skyline Medical Inc.
2915 Commers Drive, Suite 900
Eagan, Minnesota 55121
Attention: Bob Myers, Chief Financial Officer

with a copy (which shall not constitute notice) to:

Maslon LLP
3300 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402
Attention: Martin R. Rosenbaum

if to the Company:

Helomics Holding Corporation
91 43RD Street, Suite 220

Pittsburgh, PA 15201
Attention: Gerald J. Vardzel Jr., President & CEO

5.9              Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Contemplated Transactions are fulfilled to the fullest extent possible.

5.10          Construction.

(a)                For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

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(b)               The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)                As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)               Except as otherwise indicated, all references in this Agreement to “Articles,” “Sections,” “Exhibits” and “Schedules” are intended to refer to Articles and Sections of this Agreement and Exhibits or Schedules to this Agreement.

(e)                The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(f)                All references in this Agreement to “dollars” or “$” shall mean United States Dollars.

(g)                For purposes of disclosures required by Article 2 and Article 3, any references to amounts in dollars shall include foreign currency equivalents.

* * * * * * *

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

SKYLINE MEDICAL INC.

By:	/s/ Carl Schwartz
Name:	Carl Schwartz
Title:	Chief Executive Officer

HELOMICS HOLDING CORPORATION

By:	/s/ Gerald J. Vardzel
Name:	Gerald J. Vardzel
Title:	Chief Executive Officer

Signature Page –

Share Exchange Agreement

Exhibit A
CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“Affiliated Group” shall mean an “affiliated group” within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local, or non-U.S. Tax law.

“Agreement” shall mean the Share Exchange Agreement to which this Exhibit A is attached, as it may be amended from time to time.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Company Affiliate” shall mean any Person under common control with any of the Company Entities within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code, and the regulations issued thereunder.

“Company Associate” shall mean any current or former officer, employee (full-time or part-time), independent contractor, consultant, director or statutory auditor of or to any of the Company Entities or any Company Affiliate.

“Company Board” shall mean the Company’s Board of Directors.

“Company Common Stock” shall mean the Common Stock, $0.0001 par value per share, of the Company.

“Company Disclosure Schedule” shall mean the Company Disclosure Schedule prepared by the Company and delivered to the Skyline Medical on the date hereof in accordance with this Agreement.

“Company Entities” shall mean: the Company and each of the Company’s Subsidiaries.

“Company Equity Award” shall mean any Company Option and any other type of award issued or issuable under the terms of the Company Equity Plan.

“Company Equity Plan” shall mean the Company’s 2016 Stock Option Plan, as amended.

“Company Material Adverse Effect” shall mean any effect, change, claim, event or circumstance (collectively, “Effect”) that, considered together with all other Effects, is or would reasonably be expected to be or to become materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on: (a) the business, financial condition, results of operations or prospects of the Company Entities taken as a whole; provided, however, that, in no event shall any Effects resulting from any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has occurred, a Company Material Adverse Effect: (i) conditions generally affecting the industries in which the Company participates or the U.S. or global economy as a whole, to the extent that such conditions do not have a disproportionate impact on the Company Entities, taken as a whole, as compared to other industry participants; (ii) general conditions in the financial markets, and any changes therein (including any changes arising out of acts of terrorism, war, weather conditions or other force majeure events), to the extent that such conditions do not have a disproportionate impact on the Company Entities, taken as a whole, as compared to other industry participants; (iii) changes in GAAP (or any interpretations of GAAP) applicable to Company or any of its Subsidiaries; (iv) the failure to meet public estimates or forecasts of revenues, earnings of other financial metrics, in and of itself, or the failure to meet internal projections, forecasts or budgets of revenues, earnings or other financial metrics, in and of itself (it being understood, however, that, except as otherwise provided in clauses (i), (ii), (iii), (v), (vi), (vii), or (viii) of this sentence, any Effect giving rise to or contributing to any such failure may give rise to a Company Material Adverse Effect and may be taken into account in determining whether a Company Material Adverse Effect has occurred); (v) any lawsuit commenced by a stockholder of the Company (in his, her or its capacity as a stockholder) directly resulting from the execution of this Agreement or the performance of the Contemplated Transactions; (vi) loss of employees, suppliers or customers (including customer orders or Contracts) resulting directly from the announcement or pendency of this Agreement or the Contemplated Transactions; (vii) the taking of any action expressly required to be taken pursuant to this Agreement or the taking of any action requested by Skyline Medical to be taken pursuant to the terms of the Agreement to the extent taken in accordance with such request; or (viii) changes in applicable Legal Requirements after the date hereof; or (b) the ability of the Company to consummate the Share Exchange or any of the other Contemplated Transactions.

A-1

“Company Options” shall mean options to purchase shares of Company Common Stock from the Company (whether granted by the Company pursuant to the Company Equity Plan, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested).

“Company Preferred Stock” shall mean the Series A Preferred Stock, par value $0.0001 per share, of the Company.

“Company Stock” shall mean the Company Common Stock and the Company Preferred Stock.

“Company Warrant” means each outstanding warrant to acquire equity securities of the Company or any other right of any kind, other than a Company Option, to acquire capital stock of the Company.

“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contemplated Transactions” shall mean the Share Exchange and the other transactions contemplated by the Agreement.

“Contract” shall mean any agreement, contract, subcontract, lease, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking, written or oral.

“DGCL” shall mean the General Corporation Law of the State of Delaware.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, easement, encroachment, imperfection of title, title exception, title defect, right of possession, lease, tenancy license, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

A-2

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“GAAP” shall mean generally accepted accounting principles in the United States.

“Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal); or (d) self-regulatory organization.

“Knowledge” of a party shall mean the actual or constructive knowledge of an executive officer (as such term is defined under the rules promulgated by the SEC) of such party.

“Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body, and the provisions of the current organizational documents and internal rules of the applicable Entity.

“Order” shall mean any order, writ, injunction, judgment or decree.

“Skyline Medical Affiliate” shall mean any Person under common control with any of the Skyline Medical Entities within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code, and the regulations issued thereunder.

“Skyline Medical Associate” shall mean any current or former officer, employee (full-time or part-time), independent contractor, consultant, director or statutory auditor of or to any of the Skyline Medical Entities or any Skyline Medical Affiliate.

“Skyline Medical Board” shall mean Skyline Medical’s Board of Directors.

“Skyline Medical Common Stock” shall mean the Common Stock, $0.01 par value per share, of Skyline Medical.

“Skyline Medical Disclosure Schedule” shall mean the Skyline Medical Disclosure Schedule prepared by the Skyline Medical and delivered to the Company on the date hereof in accordance with this Agreement.

“Skyline Medical Entities” shall mean: (a) Skyline Medical; and (b) each of Skyline Medical’s Subsidiaries.

A-3

“Skyline Medical Equity Award” shall mean any Skyline Medical Option or other award issued pursuant to the Skyline Medical Equity Plans.

“Skyline Medical Equity Plans” shall mean Skyline Medical’s Amended and Restated 2012 Stock Incentive Plan, as amended.

“Skyline Medical Latest Balance Sheet” shall mean the latest consolidated balance sheet of Skyline Medical and its consolidated Subsidiaries included in the Skyline Medical SEC Filings.

“Skyline Medical Material Adverse Effect” shall mean any Effect that, considered together with all other Effects, is or would reasonably be expected to be or to become materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on: (a) the business, financial condition, results of operations or prospects of Skyline Medical and its Subsidiaries taken as a whole; provided, however, that, in no event shall any Effects resulting from any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has occurred, a Skyline Medical Material Adverse Effect: (i) conditions generally affecting the industries in which Skyline Medical participates or the U.S. or global economy as a whole, to the extent that such conditions do not have a disproportionate impact on the Skyline Medical Entities, taken as a whole, as compared to other industry participants; (ii) general conditions in the financial markets, and any changes therein (including any changes arising out of acts of terrorism, war, weather conditions or other force majeure events), to the extent that such conditions do not have a disproportionate impact on the Skyline Medical Entities, taken as a whole, as compared to other industry participants; (iii) changes in the trading price or trading volume of Skyline Medical Common Stock (it being understood, however, that, except as otherwise provided in clauses (i), (ii), (iv), (v), (vi), (vii), (viii) or (ix) of this sentence, any Effect giving rise to or contributing to such changes in the trading price or trading volume may give rise to a Skyline Medical Material Adverse Effect and may be taken into account in determining whether a Skyline Medical Material Adverse Effect has occurred); (iv) changes in GAAP (or any interpretations of GAAP) applicable to Skyline Medical or any of its Subsidiaries; (v) the failure to meet public estimates or forecasts of revenues, earnings of other financial metrics, in and of itself, or the failure to meet internal projections, forecasts or budgets of revenues, earnings or other financial metrics, in and of itself (it being understood, however, that, except as otherwise provided in clauses (i), (ii), (iii), (iv), (vi), (vii), (viii) or (ix) or of this sentence, any Effect giving rise to or contributing to any such failure may give rise to a Skyline Medical Material Adverse Effect and may be taken into account in determining whether a Skyline Medical Material Adverse Effect has occurred); (vi) any lawsuit commenced by a stockholder of Skyline Medical (in his, her or its capacity as a stockholder) directly resulting from the execution of this Agreement or the performance of the Contemplated Transactions; (vii) loss of employees, suppliers or customers (including customer orders or Contracts) resulting directly from the announcement or pendency of this Agreement or the Contemplated Transactions; (viii) the taking of any action expressly required to be taken pursuant to this Agreement or the taking of any action requested by the Company to be taken pursuant to the terms of the Agreement to the extent taken in accordance with such request; or (ix) changes in applicable Legal Requirements after the date hereof; or (b) the ability of Skyline Medical to consummate the Share Exchange or any of the other Contemplated Transactions.

“Skyline Medical Options” shall mean options to purchase shares of Skyline Medical Common Stock from Skyline Medical (whether granted by Skyline Medical pursuant to the Skyline Medical Equity Plans, assumed by Skyline Medical or otherwise).

“Skyline Medical Source Code” shall mean any source code, or any portion, aspect or segment of any source code, relating to any Intellectual Property owned by or licensed to any of the Skyline Medical Entities or otherwise used by any of the Skyline Medical Entities, including the Skyline Medical Product Software.

A-4

“Skyline Medical Warrant” means each outstanding warrant to acquire equity securities of the Company or any other right of any kind, other than a Skyline Medical Option, to acquire capital stock of Skyline Medical.

“Person” shall mean any individual, Entity or Governmental Body.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” of a Person means an Entity in which such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s Board of Directors or other governing body; or (b) at least 25% of the outstanding equity, voting or financial interests in such Entity.

“Tax” shall mean any federal, state, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), whether disputed or not, imposed, assessed or collected by or under the authority of any Governmental Body.

“Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate, claim for review or other document or information, any schedule or attachment thereto, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

A-5

Exhibit B
FORM OF ESCROW AGREEMENT

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ESCROW AGREEMENT

This ESCROW AGREEMENT, dated as of January 11, 2018 (this “Agreement”), is made and entered into by and among Helomics Holding Corporation, a Delaware corporation (“Payee”), Skyline Medical Inc., a Delaware corporation (“Skyline”), and Corporate Stock Transfer, Inc., a stock transfer agent, paying agent and escrow agent services company, as escrow agent hereunder (“Escrow Agent”).

BACKGROUND

A.       Payee and Skyline have entered into that certain Share Exchange Agreement, dated as of January 11, 2018 (the “Share Exchange Agreement”).

B.       The Share Exchange Agreement provides that Skyline shall deposit shares of its common stock in an escrow account, the shares in such account will be released to Payee or Skyline upon the occurrence of certain events and at certain times as set forth herein and in Section 1.1 of the Share Exchange Agreement.

C.       Escrow Agent has agreed to accept, hold, release and transmit the shares deposited with it in accordance with the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals (which are incorporated herein in full) and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, for themselves, their successors and assigns, hereby agree as follows:

1.                  Definitions. The following terms shall have the following meanings when used herein:

“Claim” shall mean a claim made by Payee to release all of the Escrow Shares to Payee under Section 1.1 of the Share Exchange Agreement, following a determination that the Payee’s revenues in any 12-month period have been equal to or greater than $8,000,000.00.

“Claim Notice” shall mean a written notification, signed by Payee, which shall specify (1) the event with respect to which a Claim is being made, (2) the facts giving rise to and the alleged basis for such Claim, and (3) the date of such Claim Notice. The Claim Notice also shall include a certification by Payee that the Claim is being made pursuant to the Share Exchange Agreement and this Agreement.

“Claim Response” shall mean a written notification, signed by Skyline, which shall set forth whether Skyline disputes or contests a Claim Notice or the subject matter of the Claim described therein and, if so, the facts giving rise to and the alleged basis for such dispute or contest.

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“Escrow Period” shall mean the period commencing on the date hereof and ending upon the termination of the escrow.

“Final Release Date” shall mean the earlier of the date of (i) termination of the Escrow Period or (ii) termination of the Share Exchange Agreement.

“Joint Written Direction” shall mean a written direction executed by officers of Skyline and Payee directing Escrow Agent to release and transmit all or a portion of the Escrow Shares (as set forth in such writing) or to take or refrain from taking an action pursuant to this Agreement.

All capitalized terms used in this Agreement which are not defined in this Agreement shall have the meanings ascribed to such terms in the Share Exchange Agreement. Such capitalized terms and the Share Exchange Agreement, to the extent referenced herein, and as necessary for the interpretation of the respective rights and obligations of the parties to this Agreement, shall be incorporated herein by reference and constitute and be a part of this Agreement as though they were fully set forth herein.

2.                  Appointment of and Acceptance by Escrow Agent. Payee and Skyline hereby appoint Escrow Agent to serve as escrow agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt of the Escrow Shares in accordance with Section 3 below, agrees to hold and release the Escrow Shares in accordance with this Agreement.

3.                  Deposit and Voting of Escrow Shares.

a.	Deposit of Escrow Shares. Immediately following the execution of this Agreement, Escrow Agent shall establish an escrow account for the Escrow Shares (the “Escrow Account”). Upon the execution of this Agreement and the Share Exchange Agreement, Skyline will deposit with Escrow Agent on or about the date hereof, and Escrow Agent hereby agrees to accept in its capacity as Escrow Agent, one million one hundred thousand (1,100,000) shares of Skyline’s common stock, par value $0.01 (the “Escrow Shares”), and deposit such Escrow Shares in the Escrow Account. The Escrow Shares shall be issued in the name of the Skyline Medical & Helomics Holding Escrow Account. If Escrow Shares are authorized to be released under this Agreement, Escrow Agent agrees to execute all instruments (including but not limited to an executed stock power authorizing the transfer of Escrow Shares) and take all necessary actions to properly release the Escrow Shares to the party entitled to such Escrow Shares under the terms of this Agreement. All stock rights, rights to subscribe, splits, liquidating distributions or distributions of cash, new securities or other property of any kind on account of the Escrow Shares, including without limitation, sums paid upon or in respect of any Escrow Shares upon the liquidation or dissolution of Skyline, shall be credited to and maintained in the Escrow Account subject to the terms of Section 4 and shall be deemed to be Escrow Shares hereunder. No party hereto (including Escrow Agent) shall have the right or ability to sell, transfer, pledge, convey, hypothecate or grant a security interest in any portion of the Escrow Shares unless and until such portion of the Escrow Shares have been released to such party in accordance with the provisions of this Agreement. Accordingly, no party shall have any right to have or to hold any of the Escrow Shares as collateral for any obligation and shall not be able to obtain a security interest in any assets (tangible or intangible) contained in the Escrow Account or relating to any of the Escrow Shares.

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b.	Voting of Escrow Shares. Escrow Agent hereby covenants to vote all Escrow Shares in favor of any and all proposals to Skyline’s stockholders that are recommended by Skyline’s Board of Directors and management.

4.                  Release of Escrow Shares.

a.                   Joint Written Direction. Escrow Agent shall release Escrow Shares at any time and from time to time, upon receipt of, and in accordance with, a Joint Written Direction. Such Joint Written Direction shall contain instructions regarding where and to whom evidence of a book entry or book entries, transferring all or a portion of the Escrow Shares (as set forth in the Joint Written Direction) from Escrow Agent to the applicable party, shall be sent. A Joint Written Direction must be a written direction executed by officers of Skyline and Payee directing Escrow Agent to release and transmit all or a portion of the Escrow Shares.

b.                  Other Release Events. Escrow Agent shall release the Escrow Shares pursuant to the provisions of Section 5 below until the expiration of the Escrow Period.

5.                  Administration of Escrow Shares. Payee shall deliver a Claim Notice simultaneously to Skyline and Escrow Agent and in so doing shall certify to Escrow Agent that delivery of the Claim Notice to Skyline was done in accordance with the notice provisions of this Agreement.

a.                   Delivery of Claim Notice. Payee shall not submit a Claim Notice to Escrow Agent unless an event entitling Payee to the Escrow Shares (as described in Section 3.1 of the Share Exchange Agreement) occurs.

b.                  Determination of Number of Escrow Shares. Upon receipt of the Claim Notice, Escrow Agent shall promptly make entries or notations in the Escrow Account records indicating that the Escrow Shares are reserved to satisfy such Claim and identifying the date of such Claim Notice.

c.                   Delivery of Claim Response. If Skyline disputes or contests the Claim which is the subject of the Claim Notice, Skyline shall furnish a Claim Response to Payee and Escrow Agent within ten (10) business days of receiving a Claim Notice (the “Claim Response Period”) and in so doing shall certify to Escrow Agent that delivery of the Claim Response to Payee was done in accordance with the notice provision of this Agreement and within the Claim Response Period.

d.                  Undisputed Claims. If Skyline fails to provide Escrow Agent with a Claim Response within the Claim Response Period, Skyline shall be deemed to have agreed to the request in the Claim Notice. In the event of such a deemed agreement, Escrow Agent shall release the Escrow Shares to Payee. In the event of a Joint Written Direction, Escrow Agent shall release the agreed-upon number of Escrow Shares to Payee. Upon the release of Escrow Shares for any reason, Escrow Agent shall submit to Skyline and Payee a statement setting forth the Escrow Shares released and the Escrow Shares, if any, remaining in the Escrow Account.

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e.                   Disputed Claims. In event of a disputed Claim under this Section 5, Escrow Agent shall continue to retain and reserve the Escrow Shares in the Escrow Account. A disputed claim shall be deemed resolved for the purposes of this Agreement if (i) a Joint Written Direction signed by officers of Payee and Skyline is furnished to Escrow Agent with instructions for the transfer or retention (as applicable) of the Escrow Shares; or (ii) a final and non-appealable order or judgment of a court or other governmental authority which resolves and settles the disputed claim (a “Final Order”) is furnished to Escrow Agent.

f.                   Final Release of Escrow Shares to Skyline. Within ten (10) business days following the Final Release Date, Escrow Agent shall release to Skyline the Escrow Shares remaining in the Escrow Account unless there remains a disputed claim, the resolution of which remains pending on the Final Release Date. To the extent that any portion of the Escrow Shares are not released to Skyline on the Final Release Date because such Escrow Shares are subject to disputed claims, such Escrow Shares shall remain in the Escrow Account and be released by Escrow Agent only pursuant to a Joint Written Direction or a Final Order, as applicable. This provision shall survive the termination or expiration of this Agreement.

6.                  Resignation of Escrow Agent. Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving not less than thirty (30) days’ prior written notice to Payee and Skyline specifying a date (on or after the 30th day) when such resignation shall take effect. Upon any such notice of resignation, Skyline and Payee shall jointly appoint a successor Escrow Agent hereunder prior to the effective date of such resignation. Escrow Agent’s resignation shall not be effective until (a) such appointment has been made, (b) the Escrow Shares have been delivered to the successor escrow agent and (c) the successor’s acceptance of this Agreement and receipt for the Escrow Shares from the successor Escrow Agent and copies thereof shall have been sent to Skyline and Payee. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Shares and shall transmit all book entry statements or other evidence representing the Escrow Shares to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after payment to the retiring Escrow Agent of all fees payable to, incurred by or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. After any retiring Escrow Agent’s resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement. Any corporation or association into which Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of Escrow Agent’s corporate trust line of business may be transferred, shall be Escrow Agent under this Agreement without further act.

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7.                  Escrow Agent Fees. Skyline shall compensate Escrow Agent for its services hereunder in accordance with Appendix A attached hereto.

8.                  Indemnification of Escrow Agent. From and at all times after the date of this Agreement, Payee and Skyline, on a several, but not joint, basis (i.e., on a fifty-fifty (50-50) basis), shall, to the fullest extent permitted by law, defend, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the “Escrow Agent Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Escrow Agent Indemnified Parties from and after the date hereof, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person or entity, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not any such Escrow Agent Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Escrow Agent Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, to the extent that such liability resulted from the bad faith, gross negligence or willful misconduct of such Escrow Agent Indemnified Party. The equal several (but not joint) obligations of Payee and Skyline under this Section 8 shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

9.                  Notice. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given when the writing is delivered if given or delivered by hand, overnight delivery service, facsimile transmitter (with confirmed receipt) or email to the address, facsimile number or email address set forth on Appendix B hereto, or to such other address as each party may designate for itself by like notice, and shall be deemed to have been given on the date deposited in the mail, if mailed, by first-class, registered or certified mail, postage prepaid, addressed as set forth on Appendix B hereto, or to such other address as each party may designate for itself by like notice.

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10.              Amendment or Waiver. This Agreement may be changed, waived, discharged or terminated only by a writing signed by duly authorized representatives of Skyline, Payee and Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

11.              Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.              Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Minnesota without giving effect to the conflict of laws principles thereof. Escrow Agent may initiate any action under this Agreement in the state and/or federal courts of the State of Colorado.

13.              Entire Agreement. This Agreement, together with all Appendices and attachments hereto, and the Share Exchange Agreement, together with all Appendices and attachments thereto, constitute the entire agreement between or among the parties relating to the holding and release of the Escrow Shares and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Shares.

14.              Execution in Counterparts. This Agreement and any Joint Written Direction may be executed in two or more counterparts, which, when so executed, shall constitute one and the same agreement or direction. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

15.              Termination. The Escrow Shares shall be retained by Escrow Agent until fully distributed or released to the appropriate party pursuant to the terms of this Agreement. Unless this Agreement is sooner terminated pursuant to a Joint Written Direction or Final Order, the Escrow Account established hereunder and this Agreement shall continue until the final distribution or release of all Escrow Shares, at which time this Agreement shall terminate. If Escrow Agent is unable to contact Skyline or Payee for any matters relating to this Agreement for a period of thirty (30) days using Escrow Agent’s commercially reasonable efforts (e.g., email, phone, facsimile, post), Escrow Agent’s obligations hereunder shall immediately terminate.

[Signature Page Follows]

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[Signature Page to Escrow Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

HELOMICS HOLDING CORPORATION

By:
Name:
Title:

SKYLINE MEDICAL INC.

By:
Name:	Carl Schwartz
Title:	Chief Executive Officer

CORPORATE STOCK TRANSFER, INC.,
as Escrow Agent

By:
Name:
Title:

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APPENDIX A

Escrow Agent Fees

Skyline shall pay Escrow Agent $_____ for services rendered pursuant to this Agreement.

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APPENDIX B

Notice Addresses

If to Skyline:	Skyline Medical Inc.
Attn: Bob Myers
2915 Commers Drive, Suite 900
Eagan, MN 55121

with a copy (which shall not constitute notice) to:

Maslon LLP
3300 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402
Attention: Martin R. Rosenbaum

If to Payee at:	Helomics Holding Corporation
91 43RD Street, Suite 220
Pittsburgh, PA 15201
Attention: Gerald J. Vardzel Jr., President & CEO

If to the Escrow
Agent at:	Corporate Stock Transfer, Inc.
Attn: Carylyn Bell, President
3200 Cherry Creek Dr. South, Suite 430
Denver, CO 80209
Email: cbell@corporatestock.com
Fax: 303-282-5800

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Exhibit C
HELOMICS HOLDING CORPORATION

CERTIFICATE OF DESIGNATION

HELOMICS HOLDING CORPORATION

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS OF

SERIES a convertible PREFERRED STOCK

Pursuant to Section 151 of the Delaware General Corporation Law, Helomics Holding Corporation, a corporation organized and existing under the Delaware General Corporation Law (the “Corporation”), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation by its Certificate of Incorporation (the “Certificate of Incorporation”), such Board of Directors, duly adopted a resolution, effective __________, 20__, providing for the creation and issuance of a series of preferred stock of the Corporation, $0.001 par value per share (the “Preferred Stock”), to be designated as the “Series A Convertible Preferred Stock,” and in order to fix the designation and amount and the voting powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of such series of Preferred Stock, has duly adopted this Certificate of Designation of Preferences, Rights and Limitations (this “Certificate”).

1. Designation; Ranking. A total of two million five hundred thousand (2,500,000) shares of Preferred Stock are designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”). Each share of Series A Preferred Stock shall rank equally in all respects and shall be subject to the provisions set forth in this Certificate.

2. Definitions. In addition to terms otherwise defined in this Certificate, certain capitalized terms are used in this Certificate as specifically defined below in this Section 2. Except as the context otherwise explicitly requires, (a) the capitalized term “Section” refers to sections of this Certificate, (b) references to a particular Section include all subsections thereof, (c) accounting terms not otherwise defined herein have the meaning provided under generally accepted accounting principles, and (d) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect.

“Board” means the Board of Directors of the Corporation.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Common Stock” means the shares of common stock, par value $0.001 per share, of the Corporation.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the Shares of Series A Preferred Stock in accordance with the terms hereof.

“Conversion Rate” means 1.0, subject to adjustment in accordance with Section 6 hereto.

“Date of Issuance” means, for any Share of Series C Preferred Stock, the date on which the Corporation initially issues the Shares of Series C Preferred Stock in accordance with the terms hereof (without regard to any subsequent transfer of such Share or reissuance of the certificate(s) representing such Share). “Dividend Accrual Rate” means 5.0% per annum.

“DGCL” shall mean the Delaware General Corporation Law.

“Fundamental Transaction” means that (i) the Corporation shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Corporation is the surviving corporation) any other Person unless the shareholders of the Corporation immediately prior to such consolidation or merger continue to hold more than 50% of the outstanding shares of Voting Stock after such consolidation or merger, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Corporation and its subsidiaries, taken as a whole, to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Corporation (not including any shares of Voting Stock of the Corporation held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Corporation (not including any shares of Voting Stock of the Corporation held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder), other than any Permitted Holder, is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Corporation.

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“Junior Stock” means the Common Stock and any other class or series of shares of capital stock of the Corporation that ranks junior to the Series A Preferred Stock as to the distribution of assets upon the occurrence of any Liquidation Event.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

“Required Holders” means the holders of a majority of the outstanding shares of Series A Preferred Stock.

“Series A Preferential Amount” means an amount per share of Series A Preferred Stock equal to the Stated Value, plus an amount per share equal to the accumulated and unpaid dividends thereon, whether or not declared.

“Stated Value” means an amount per share of Series A Preferred Stock equal to $0.4169 (as adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, reorganization, recapitalization or other similar event affecting the Series A Preferred Stock), subject to adjustment as contemplated in the definition of “Series A Preferential Amount” above.

3. Voting. The holders of the Series A Preferred Stock shall be entitled to notice of any stockholders’ meeting and of any solicitation of stockholders’ consents and, except as otherwise required by the DGCL, to vote together with the Common Stock on any matter submitted to the stockholders for a vote or consent, such that the holders of Series A Preferred Stock shall have one vote for each share of Common Stock into which their shares of Series A Preferred Stock are convertible on the record date for the vote or on the applicable determination date for any stockholders’ consent.

4. Dividends. The holders of Series A Preferred Stock are entitled to receive if, when and as declared by the Board of Directors, cumulative dividends, payable at the Dividend Accrual Rate. Such dividends shall begin to accrue as of the date on which the Series A Preferred Stock is issued. Such dividends shall be fully cumulative, and shall accrue whether or not declared and whether or not there shall be funds legally available for the payment of dividends. Series A Preferred Stock dividends shall be paid in preference to dividends on Junior Stock.

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5. Liquidation. In the event of (a) any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, (b) a sale of all or substantially all of the assets of the Corporation, or (c) unless agreed otherwise in writing by the Required Holders, a merger or consolidation of the Corporation other than a merger or consolidation in which (i) the Corporation is the surviving corporation and (ii) the stockholders of the Corporation immediately prior to the merger hold more than 50% of the outstanding voting power of the surviving corporation (assuming conversion of all convertible securities and exercise of all outstanding options and warrants) (the events specified in (a), (b) and (c), collectively, the “Liquidation Events”), the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for the distribution to stockholders, whether such assets are capital, surplus, or earnings, and before any amount shall be paid or distributed to the holders of any Junior Stock by reason of their ownership of such Junior Stock, an amount per share equal to the Series A Preferential Amount. If, upon the occurrence of any Liquidation Event, the assets and funds of the Corporation available for the distribution to its stockholders shall be insufficient to pay the full Series A Preferential Amount to the holders of Series A Preferred Stock, the holders of the Series A Preferred Stock shall share ratably in any distribution of such assets and surplus funds in proportion to the full respective Series A Preferential Amount to which they are entitled.

6. Conversion.

(a)        Right to Convert. Subject to the provisions of this Section 6, at any time on or after the Date of Issuance any holder of Series A Preferred Stock shall have the right by written election to the Corporation and the Transfer Agent to convert all or any portion of the outstanding Shares of Series A Preferred Stock (excluding any fraction of a Share) held by such holder into the number of shares of Common Stock (including any fraction of a share) that is equal to the product of the Conversion Rate and the number of Shares of Series A Preferred Stock such holder elects to convert.

(b)       Fundamental Transaction; Automatic Conversion. Subject to the provisions of this Section 6, if at any time and from time to time on or after the Date of Issuance, a Fundamental Transaction occurs, each Share of Series A Preferred Stock shall convert automatically into a number of shares of Common Stock equal to the Conversion Rate (including any fraction of a share) immediately prior to consummation of such Fundamental Transaction (the date of such automatic conversion, the “Automatic Conversion Date”).

(c)        Procedures for Holder Conversion. In order to effectuate a conversion of Shares of Series A Preferred Stock pursuant to Section 6(a), a holder shall submit a written election to the Corporation in the form attached hereto as Annex A (the “Conversion Notice”). The conversion of such Shares hereunder shall be deemed effective as of the Business Day on which the Corporation receives the Conversion Notice prior to 5:00 pm, New York City time, and if the Corporation receives the Conversion Notice on any Business Day after 5:00 pm, New York City time, or on any day that is not a Business Day, then the date of conversion shall be deemed to be the next succeeding Business Day (such date, the “Conversion Date”). Not later than three (3) Business Days after the Transfer Agent has received both the Conversion Notice and the Shares of Series A Preferred Stock to be converted, the Corporation shall deliver the Conversion Shares issuable upon conversion of the surrendered Shares On the Conversion Date with respect to any Conversion Shares, the Person to which such Conversion Shares are to be issued shall be deemed to be the holder of record of such Conversion Shares.

(d)        Procedures for Automatic Conversion. In order to effectuate an automatic conversion of Shares of Series A Preferred Stock pursuant to Section 4(b), all holders of record of Shares of Series A Preferred Stock shall be given written notice of the Automatic Conversion Date. Such notice need not be given in advance of the occurrence of the Automatic Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the Delaware General Corporation Law, to each record holder Series A Preferred Stock. On the Automatic Conversion Date, all outstanding Shares of Series A Preferred Stock shall be deemed to have been converted into Conversion Shares, which shall be deemed to be outstanding of record, and all rights with respect to the Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their Shares of Series A Preferred Stock, to receive the number of Conversion Shares into which their Shares have been converted. Not later than three (3) Business Days after the Corporation has received Shares from a holder of Series A Preferred Stock, the Corporation shall deliver to such holder the number of Conversion Shares that were issued upon the automatic conversion of such surrendered Shares.

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(e)        Status. All shares of Common Stock issued upon conversion of Shares of Series A Preferred Stock shall be duly and validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(f)        Effect of Conversion. All Shares of Series A Preferred Stock converted as provided in this Section 6 shall no longer be deemed outstanding as of the effective time of the applicable conversion and all rights with respect to such Shares shall immediately cease and terminate as of such time, other than the right of the holder to receive shares of Common Stock in exchange therefor.

(g)        Adjustments for Issuance. If the Corporation, at any time while any Series A Preferred Stock is outstanding, issues any shares of Common Stock for any reason (including but not limited to issuance upon the exercise of outstanding stock options or warrants), then the Conversion Rate shall be adjusted so that the total number of shares of originally issued Series A Preferred Stock would at all times be convertible into twenty percent (20%) of the outstanding shares of Common Stock.

(h)        Adjustments for Stock Dividends, Etc. If the Corporation, at any time while any Series A Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares or (ii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Rate shall be adjusted to equal an amount equal to such Conversion Rate immediately before such adjustment multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately after giving effect to such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately before giving effect to such event.

(i)       Reservation of Stock. The Corporation shall at all times when any Shares of Series A Preferred Stock are outstanding reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Shares of Series A Preferred Stock pursuant to this Section 6. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

7. Protective Restrictions. At any time when shares of Series A Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or by the Certificate of Incorporation, without the affirmative vote of the Required Holders, given at a meeting or by written consent in lieu of a meeting, consenting or voting (as the case may be) separately as a class, the Corporation will not:

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(a) create or authorize the creation of any additional class or series of shares of stock, or issue any shares thereof, in each case other than Junior Stock and Parent Series A Preferred Stock;

(b) amend, alter or repeal this Certificate or the Certificate of Incorporation, in a manner that is adverse to the holders of Series A Preferred Stock in any respect;

(c) directly or indirectly redeem, purchase, or otherwise acquire for consideration any shares of its capital stock (or pay, set aside or make available any monies for a sinking fund or otherwise for the purchase, redemption or acquisition thereof);

(d) consolidate or merge into or with any other entity or entities or sell or transfer all or substantially all its assets or the assets of the Corporation;

(e) declare, pay or make any dividends or other distributions on any Junior Stock (or pay, set aside or make available any monies for a sinking fund or otherwise for the payment thereof); or

(f) enter into any agreement, arrangement, undertaking, or commitment to take any of the foregoing steps or actions.

8. No Impairment. The Corporation will not, by amendment hereof or of the Certificate or through any reorganization, recapitalizations, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action or omission, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate and in taking such actions as may be necessary or appropriate to protect the rights of the holders of Series A Preferred Stock.

[Signature page follows]

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[Signature Page to Certificate of Designation of Series A Preferred Stock]

IN WITNESS WHEREOF, Helomics Holding Corporation has caused this Certificate to be executed by the undersigneds on this ____ day of _________, 20___.

By:
Name:
Title:

By:
Name:
Title:

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